UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2021 (September 16, 2021)

BlackSky Technology Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	47-1949578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13241 Woodland Park Road Suite 300 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip code)

(571) 267-1571

(Registrant’s telephone number, including area code)

Osprey Technology Acquisition Corp.

1845 Walnut Street, Suite 1111,

Philadelphia, Pennsylvania 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BKSY.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the August 18, 2021 Current Report on Form 8-K, BlackSky Technology Inc. (the “Company”) announced the contemplated (i) resignation of Mr. Brian Daum as the Company’s Chief Financial Officer and his continued employment with the Company as a Senior Advisor as well as (ii) addition of Mr. Johan Broekhuysen as the Company’s Chief Financial Officer.

On September 16, 2021, the Company’s board of directors acted to accept (i) Mr. Daum’s resignation, pursuant to that certain transition and consulting agreement by and between the Company and Mr. Daum, dated as of August 18, 2021, effective immediately, and (ii) Mr. Broekhuysen’s appointment as the Company’s Chief Financial Officer, pursuant to that certain offer letter by and between the Company and Mr. Broekhuysen, dated as of August 18, 2021, also effective immediately. Mr. Daum’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls of financial-related matters.

Prior to Mr. Broekhuysen’s appointment as the Company’s Chief Financial Officer, from November 2019 to August 2021, he served as Founding Principal of Open Water Advisory Group LLC, an advisory group that delivers capital solutions to the telecom infrastructure chain. Previous to that, from November 2012 to September 2019, Mr. Broekhuysen served as Chief Financial Officer of Segra (formerly known as Lumos Networks), a fiber-based telecommunications provider, where he led business expansion and was responsible for corporate development, treasury-related matters and SEC reporting. From July 2008 to January 2012, Mr. Broekhuysen initially served as Vice President and Corporate Controller and subsequently as SVP and Corporate Controller, at GlobalLogic, a digital product engineering services company, where he was responsible for accounting and reporting, global tax strategy and compliance and financial planning and analysis. Mr. Broekhuysen received a Bachelor of Commerce in Accounting, Management Accounting, Economics and Commercial Law from Stellenbosch University and is also a licensed certified public accountant (CPA - inactive) in the Commonwealth of Virginia.

Mr. Broekhuysen has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Broekhuysen has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

For descriptions of the transition agreement and offer letter, reference is made to Item 5.02 of the Company’s Current Report on Form 8-K dated August 18, 2021, which is incorporated herein by reference. Those descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of such transition agreement and offer letter, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Transition and Consulting Agreement, dated August 18, 2021, by and between BlackSky Holdings, Inc, and Brian Daum (1)

10.2	Executive Offer Letter, dated August 18, 2021, by and between BlackSky Holdings, Inc. and Johan Broekhuysen (1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Incorporated by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 17, 2021

BLACKSKY TECHNOLOGY INC.

By:	/s/ Chris Lin
Name: Chris Lin
Title: General Counsel and Corporate Secretary

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